Exhibit 5
                                    ---------

                      (Opinion Letter of Pitney Hardin LLP)
                                PITNEY HARDIN LLP
                                  P.O. Box 1945
                        Morristown, New Jersey 07962-1945


                                                              April 27, 2006

Peapack-Gladstone Financial Corporation
158 Route 206 North
Gladstone, New Jersey 07934

      We refer to the Registration Statement on Form S-8 (the "Registration Statement") by Peapack-Gladstone Financial Corporation, a New Jersey corporation (the "Company") relating to 400,000 shares of the Company's Common Stock, no par value (the "Securities") to be offered pursuant to the Company's 2006 Long-Term Stock Incentive Plan (the "Plan").

      We have examined originals, or copies certified or otherwise identified to our satisfaction, of such corporate records, documents, agreements, instruments and certificates of public officials of the State of New Jersey and of officers of the Company as we have deemed necessary or appropriate in order to express the opinion hereinafter set forth.

      In our examination of such documents and records, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies.

      Based upon the foregoing, we are of the opinion that, when the Securities have been duly issued as contemplated by the Registration Statement (including the Prospectus which is not filed herewith) and the Plan and for the consideration determined in accordance with the terms of the Plan, the Securities will be validly issued, fully paid and nonassessable.

      The foregoing opinion is limited to the Federal laws of the United States and the laws of the State of New Jersey. We express no opinion as to the effect of the law of any other jurisdiction.

      We hereby consent to the use of this opinion as an Exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                                     Very truly yours,


                                                     /s/ PITNEY HARDIN LLP